Exhibit 10.1(d)
THIRD AMENDMENT TO SECOND
AMENDED AND RESTATED CREDIT AGREEMENT

THIS THIRD AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Third Amendment”), dated as of December 20, 2010, is by and among (i) HECLA ALASKA LLC, a Delaware limited liability company, HECLA GREENS CREEK MINING COMPANY, a Delaware corporation and HECLA JUNEAU MINING COMPANY, a Delaware corporation (collectively, the “Borrowers”), (ii) each of the other obligors identified as “Other Obligors” on the signature pages hereto and (iii) each of the banks and other financial institutions identified as “Lenders” on the signature pages hereto (the “Lenders”).

W I T N E S S E T H:

WHEREAS, pursuant to the Second Amended and Restated Credit Agreement, dated as of October 14, 2009, as amended by that certain First Amendment to Second Amended and Restated Credit Agreement dated as of March 12, 2010 and that certain Second Amendment to Second Amended and Restated Credit Agreement dated as of July 14, 2010 (as amended, supplemented, amended and restated or otherwise modified prior to the date hereof, the “Existing Credit Agreement” and, as amended by this Third Amendment and as the same may be further amended, supplemented, amended or restated or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, the Obligors party thereto, the Lenders party thereto, and The Bank of Nova Scotia, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), the Lenders have made commitments to extend certain credit facilities to the Borrowers; and

WHEREAS, the Borrowers have requested that the Lenders agree to amend certain provisions of the Existing Credit Agreement as more specifically set forth herein, in each case upon the terms and conditions contained in this Third Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the agreements herein contained, the parties hereby agree as follows:

PART I
DEFINITIONS

 SUBPART 1.1  Certain Definitions.  Unless otherwise defined herein or the context otherwise requires, the following terms used in this Third Amendment, including its preamble and recitals, have the following meanings:

“Administrative Agent” is defined in the recitals.

“Borrowers” is defined in the preamble.

“Credit Agreement” is defined in the recitals.

“Existing Credit Agreement” is defined in the recitals.

“Lenders” is defined in the preamble.

“Third Amendment” is defined in the preamble.

“Third Amendment Effective Date” is defined in Subpart 4.1.

 SUBPART 1.2  Other Definitions.  Unless otherwise defined herein or the context otherwise requires, terms used in this Third Amendment, including its preamble and recitals, have the meanings provided in the Credit Agreement.

PART II
AMENDMENTS TO EXISTING CREDIT AGREEMENT

Effective on (and subject to the occurrence of) the Third Amendment Effective Date, the Existing Credit Agreement is hereby amended in accordance with this Part II.  Except as so amended, the Existing Credit Agreement and the other Loan Documents shall continue in full force and effect.

                 SUBPART 2.1  Amendments to Section 1.1.  Section 1.1 of the Existing Credit Agreement is hereby amended as follows:

(a)         by amending and restating the definition of “Applicable Margin” to read as follows:

“Applicable Margin” means, with respect to each Loan, an amount per annum  applicable to such Loan, based upon the Leverage Ratio as determined from time to time, equal to the following:

Leverage Ratio	LIBO Rate Loans	Base Rate Loans
< 1.00	2.75%	1.75%
≥ 1.00 but < 2.00	3.00%	2.00%
≥ 2.00 but < 2.50	3.25%	2.25%
≥ 2.50	3.50%	2.50%

(b)         by amending and restating the definition of “Stated Maturity Date” to read as follows:

“Stated Maturity Date” means, with respect to all Loans, January 31, 2014.

(e)          by inserting the following defined terms in the appropriate alphabetical sequence:

“Third Amendment” means the Third Amendment to Credit Agreement, dated as of December 20, 2010, among the Borrowers and the Lenders party thereto.

“Third Amendment Effective Date” has the meaning set forth in the Third Amendment.

                 SUBPART 2.2  Amendment to Section 3.3.2.  Section 3.3.2 of the Existing Credit Agreement is hereby amended by amending and restating such section in its entirety as follows:

“Commitment Fee.  The Borrowers agree to pay a commitment fee to the Administrative Agent for the account of each Lender, for the period (including any portion thereof when any of its Commitments are suspended by reason of the Borrowers’ inability to satisfy any condition of Article V) commencing on the Third Amendment Effective Date and continuing through the Commitment Termination Date, in an amount equal to the product of (x) the average daily unused portion of the Commitment Amount and (y) the amount shown in the following chart, as determined from time to time in accordance with the Leverage Ratio:

Leverage Ratio	Commitment Fee
< 1.00	0.825%
≥ 1.00 but < 2.00	0.90%
≥ 2.00 but < 2.50	0.975%
≥ 2.50	1.05%

All commitment fees shall be payable pursuant to this Section shall be calculated on a year comprised of 360 days and shall be payable by the Borrowers in arrears on each Quarterly Payment Date, commencing with the first Quarterly Payment Date following the Third Amendment Effective Date, and on the Commitment Termination Date.”

                 SUBPART 2.3  Amendment to Section 7.2.2.  Section 7.2.2 of the Existing Credit Agreement is hereby amended by inserting the word “and” at the end of clause (n), striking the word “and” at the end of clause (m) and inserting the following new clause (o) after clause (n):

(o)           unsecured and secured Indebtedness in respect of obligations issued to Governmental Authorities, and payments of such obligations to Governmental Authorities, in connection with the ownership or operation of the properties of any U.S. Subsidiary; provided that Indebtedness under this clause shall only be permitted to the extent (A) such Indebtedness is accepted for obligations owed to a Governmental Authority with applicable jurisdiction and authority over the Parent or any of its Subsidiaries and (B) the Parent shall have provided to the Administrative Agent a written copy of each order or agreement imposing or increasing (or any other requirements in respect of) the amount of any such obligation paid with such Indebtedness after the Third Amendment Effective Date;

                 SUBPART 2.4  Amendment to Section 7.2.3.  Section 7.2.3 of the Existing Credit Agreement is hereby amended by inserting the word “and” at the end of clause (j), striking the semicolon and the word “and” at the end of clause (k) and inserting a period in their place, and striking in its entirety clause (l).

                 SUBPART 2.5  Amendment to Section 7.2.5.  Section 7.2.5 of the Existing Credit Agreement is hereby amended by amending and restating clause (h) in its entirety as follows:

(h)           Investments constituting (i) Permitted Acquisitions, (ii) the San Juan Silver Mining Joint Venture, and (iii) obligations or Investments issued to Governmental Authorities, and payments of such obligations or Investments to Governmental Authorities, in connection with the ownership or operation of the properties of any U.S. Subsidiary;

PART III
AFFIRMATION AND CONSENT

                 SUBPART 3.1  Affirmation and Consent.  Each of the Obligors confirms that it has received a copy of this Third Amendment and restates, ratifies and reaffirms each and every term and condition set forth in the Credit Agreement and the other Loan Documents to which it is a party, effective as of the date hereof, after giving effect to this Third Amendment.

PART IV
CONDITIONS TO EFFECTIVENESS

                 SUBPART 4.1  Amendment Effective Date.  This Third Amendment shall be and become effective as of the date hereof (the “Third Amendment Effective Date”) when all of the conditions set forth in this Part IV shall have been satisfied.

 SUBPART 4.2  Execution of Counterparts of Third Amendment.  The Administrative Agent shall have received counterparts satisfactory to the Administrative Agent of this Third Amendment, which collectively shall have been duly executed on behalf of each Borrower, each of the other Obligors and each Lender.

 SUBPART 4.3  Amendment Fees.  Each Lender shall have received an amendment fee pursuant to that certain fee letter of even date herewith among the Lenders, the Borrowers and the Parent.

 SUBPART 4.4  Representations and Warranties.  The representations and warranties contained in Subpart 5.4 shall be true and correct in all material respects on and as of the Third Amendment Effective Date.

PART V
MISCELLANEOUS

 SUBPART 5.1  Cross-References.  References in this Third Amendment to any Part or Subpart are, unless otherwise specified, to such Part or Subpart of this Third Amendment.

 SUBPART 5.2  Instrument Pursuant to Existing Credit Agreement.  This Third Amendment is a Loan Document executed pursuant to the Existing Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Existing Credit Agreement.

 SUBPART 5.3  References in Other Loan Documents.  At such time as this Third Amendment shall become effective pursuant to the terms of Part IV, all references in the Loan Documents to the “Credit Agreement” shall be deemed to refer to the Credit Agreement as amended by this Third Amendment.

 SUBPART 5.4  Representations and Warranties of the Obligors.  Each Obligor hereby represents and warrants that (a) it has the requisite power and authority to execute, deliver and perform this Third Amendment, (b) it is duly authorized to, and has been authorized by all necessary action, to execute, deliver and perform this Third Amendment, (c) the representations and warranties contained in Article VI of the Credit Agreement and applicable to such Obligor are true and correct in all material respects on and as of the date hereof as though made on and as of such date (except for those which expressly relate to an earlier date) and after giving effect to the amendments contained herein and (d) no Default or Event of Default exists under the Credit Agreement on and as of the date hereof after giving effect to the amendments contained herein.

 SUBPART 5.5  Counterparts.  This Third Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.  Delivery of executed counterparts of this Third Amendment by telecopy or other electronic transmission shall be effective as an original and shall constitute a representation that an original will be delivered.

 SUBPART 5.6  Full Force and Effect; Limited Amendment.  Except as expressly amended or waived hereby, all of the representations, warranties, terms, covenants, conditions and other provisions of the Existing Credit Agreement and the Loan Documents shall remain unchanged and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms.  The amendments set forth herein shall be limited precisely as provided for herein to the provisions expressly amended herein and shall not be deemed to be an amendment to, waiver of, consent to or modification of any other term or provision of the Existing Credit Agreement or any other Loan Document or of any transaction or further or future action on the part of any Obligor which would require the consent of the Lenders under the Existing Credit Agreement or any of the Loan Documents.

 SUBPART 5.7  Partial Releases of Certain Collateral Security.  The Administrative Agent shall, within thirty days following the Third Amendment Effective Date and at the cost and expense of the Borrowers, deliver to the Borrowers partial releases or partial terminations of the Liens created by the Security Agreement, Pledge Agreement, Deed of Trust, Canadian Security Agreement and respective Filing Statements pertaining thereto, sufficient to terminate the Liens of the Administrative Agent pursuant to such security documents encumbering the collateral listed in Schedule I to this Third Amendment (collectively, the “Released Collateral”), and the Borrowers, other Obligors and the Administrative Agent shall enter into amendments to such security documents as described in Schedule I.  From and after the Third Amendment Effective Date, the Borrowers and other Obligors shall have no further obligation under the Credit Agreement and other Loan Documents to execute and deliver to the Administrative Agent Liens on the Released Collateral.

 SUBPART 5.8  Governing Law. THIS THIRD AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

 SUBPART 5.9  Successors and Assigns.  This Third Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Each of the parties hereto has caused a counterpart of this Third Amendment to be duly executed and delivered as of the date first above written.

BORROWERS

                                                                                                HECLA ALASKA LLC,
a Delaware limited liability company

By:  Hecla Limited,
        its Managing Member

By:  /s/ James A. Sabala
        Name:         James A. Sabala
        Title:           Manager

HECLA GREENS CREEK MINING COMPANY, a Delaware corporation

By:  /s/ James A. Sabala
        Name:         James A. Sabala
        Title:           Vice President & Treasurer

HECLA JUNEAU MINING COMPANY,
a Delaware corporation

By:  /s/ James A. Sabala
        Name:         James A. Sabala
        Title:           Vice President & Treasurer

OTHER OBLIGORS:                                                            HECLA MINING COMPANY,
a Delaware corporation

By:  /s/ James A. Sabala
        Name:         James A. Sabala
        Title:           Senior Vice President & CFO

BURKE TRADING INC.,
a Delaware corporation

By:  /s/ James A. Sabala
        Name:         James A. Sabala
        Title:           Vice President & Treasurer

HECLA ADMIRALTY COMPANY,
a Delaware corporation

By:  /s/ James A. Sabala
        Name:         James A. Sabala
        Title:           Vice President & Treasurer

HECLA LIMITED,
a Delaware corporation

By:  /s/ James A. Sabala
        Name:         James A. Sabala
        Title:           Vice President & Treasurer

THE BANK OF NOVA SCOTIA, as a Lender

By:  /s/ Ray Clarke
        Name:         Ray Clarke
        Title:           Managing Director

By:  /s/ Elizabeth Daponte
        Name:         Elizabeth Daponte
        Title:           Associate Director

ING CAPITAL LLC, as a Lender

By:  /s/Richard Ennis
        Name:         Richard Ennis
        Title:           Managing Director

Schedule I

Certain Collateral To be Released, etc.

HECLA -
DESCRIPTION OF COLLATERAL TO BE RELEASED, OBLIGORS IMPACTED THEREBY AND RELEVANT DOCUMENTS

Part 1

Parties that will continue to be Obligors

Hecla Mining Company, Hecla Alaska LLC, Hecla Greens Creek Mining Company (f/k/a Kennecott Greens Creek Mining Company), Hecla Juneau Mining Company (f/k/a Kennecott Juneau Mining Company), Hecla Admiralty Company, Hecla Limited and Burke Trading, Inc. (herein, collectively, the “Continuing Security Obligors”).

Part 2

Property that will continue to be Collateral

Unless otherwise specified below, all capitalized terms defined in the Third Amendment, shall have the meaning ascribed to such term in the Third Amendment.

Except for the security interests and liens in the property described below, which such security interests and liens the validity and priority of which shall continue undisturbed, all security interests and Liens heretofore granted or pledged by any Borrower or Affiliate of a Borrower pursuant to the Credit Agreement on all other collateral, shall be released.

A)
Pledge Agreement Collateral.  All Collateral, as such term is defined (for purposes of this Clause A of this Part 2 of Schedule I) in the Pledge Agreement, which term is defined in Part 4 of this Schedule I, other than the capital stock of Industrias Hecla, S.A. de CV and the capital stock of Minera Hecla, S.A. de CV.

B)
Security Agreement Collateral.  For purposes of this Clause B of this Part 2 of Schedule I all capitalized terms not defined in the Third Amendment or this Part 2 of Schedule I are defined in that certain Security Agreement, dated as of April 16, 2008, by Hecla Mining Company, Hecla Alaska LLC, Hecla Greens Creek Mining Company (f/k/a Kennecott Greens Creek Mining Company) and Hecla Juneau Mining Company (f/k/a Kennecott Juneau Mining Company), in favor of The Bank of Nova Scotia, as the administrative agent, as such Security Agreement existed on such date.

The following property, wherever located, whether now or hereafter existing, owned or acquired by any of Hecla Alaska LLC, Hecla Greens Creek Mining Company (f/k/a Kennecott Greens Creek Mining Company), Hecla Juneau Mining Company (f/k/a Kennecott Juneau Mining Company), Hecla Admiralty Company (collectively, the “Grantors”) shall continue to be pledged as collateral in favor of The Bank of Nova Scotia, as the administrative agent (the “Security Agreement Collateral”):

(a)	all right, title and interest of each Grantor in, to and under the Greens Creek Joint Venture and the Greens Creek Joint Venture Agreement, including:

(i)	each Grantor’s ownership interests in the Greens Creek Joint Venture;

(ii)	each Grantor’s interests in all revenues, profits, income, distributions and other reimbursements and payments with respect to the Greens Creek Joint Venture;

(iii)
each Grantor’s interests in all assets of the Greens Creek Joint Venture, including (A) all equipment in all of its forms of the Greens Creek Joint Venture, wherever located, including all parts thereof and all accessions, additions, attachments, improvements, substitutions and replacements thereto and therefor and all accessories related thereto (any and all of the foregoing being the “Equipment”); (B) all inventory in all of its forms of the Greens Creek Joint Venture, wherever located, including (1) raw materials, including ores, minerals and other mineral resources that are mined, extracted, stored, produced, handled, milled or otherwise processed by the Greens Creek Joint Venture, and other work in process therefor, finished goods thereof, and materials used or consumed in the manufacture or production thereof, (2) all goods in which the Greens Creek Joint Venture has an interest in mass or a joint or other interest or right of any kind (including goods in which the Greens Creek Joint Venture has an interest or right as consignee), (3) all goods which are returned to or repossessed by the Greens Creek Joint Venture, and (4) all accessions thereto, products thereof and documents therefor (any and all such inventory, materials, goods, accessions, products and documents being the “Inventory”); (C) all other Goods of the Greens Creek Joint Venture; (D) all Accounts, Chattel Paper, Documents, Instruments, Promissory Notes and General Intangibles (including and together with all tax refunds and all rights under all present and future authorizations, permits and licenses), Letter of Credit Rights and Supporting Obligations of the Greens Creek Joint Venture, whether or not arising out of or in connection with the sale or lease of goods, including minerals (before or after extraction), or the rendering of services; (E) all Intellectual Property Collateral of the Greens Creek Joint Venture; (F) all Deposit Accounts of the Greens Creek Joint Venture; (G) all commercial tort claims of the Greens Creek Joint Venture, (H) all other property and rights of every kind and description and interests therein of the Greens Creek Joint Venture; and (I) all books, records, writings, data bases, information and other property relating to, evidencing, embodying, incorporating or referring to, any of the foregoing in this clause (a)(iii);

(b)	all Proceeds of the foregoing and, to the extent not otherwise included,

(c)	all payments under insurance (whether or not the Administrative Agent is the loss payee thereof).

Notwithstanding the foregoing, the Security Agreement Collateral shall not include:

(a)
any General Intangibles or other rights arising under any contracts, instruments, licenses or other documents as to which the grant of a security interest would (A) constitute a violation of a valid and enforceable restriction in favor of a third party on such grant, unless and until any required consents shall have been obtained, or (B) give any other party to such contract, instrument, license or other document a valid and enforcebale right to terminate its obligations thereunder; or

(b)
any asset, the granting of a security interest in which would be void or illegal under any applicable governmental law, rule or regulation, or pursuant thereto would result in, or permit the termination of, such asset.

Part 3

Full Releases -- List of Security Documents to be Terminated or Released

1.	Deposit Account Control Agreement.

2.	Trademark Security Agreement, dated as of December 30, 2008, by Coca Mines, Inc. and MWCA, Inc. in favor of the Administrative Agent.

3.	Copyright Security Agreement, dated December 30, 2008, by Hecla Mining Company in favor of the Administrative Agent

4.	Patent Security Agreement, dated December 30, 2008, by Hecla Mining Company in favor of the Administrative Agent

5.
Amended and Restated Deed of Trust with Power of Sale, Assignment of Production, Security Agreement, Financing Statement and Fixture Filing, dated as of October 14, 2009 (the “A&R DOT”), from Hecla Greens Creek Mining Company, as Trustor, Hecla Juneau Mining Company, as Trustor, and Hecla Alaska LLC, as Trustor, to First American Title Insurance Company, as the Trustee, and The Bank of Nova Scotia Trust Company of New York, as Beneficiary, which such A&R DOT (i) was recorded October 16, 2009, at File No. 2009-007701-0, in Recording District 101, Juneau, Alaska and (ii) amends and restates that certain Deed of Trust with Power of Sale, Assignment of Production, Security Agreement, Financing Statement and Fixture Filing, dated as of May 1, 2009 (the “Original DOT”), from Hecla Greens Creek Mining Company, as Trustor, Hecla Juneau Mining Company, as Trustor, and Hecla Alaska LLC, as Trustor, to First American Title Insurance Company, as the Trustee, and The Bank of Nova Scotia Trust Company of New York, as Beneficiary, which such Original DOT was recorded May 7, 2009, at File No. 2009-003115-0, in Recording District 101, Juneau, Alaska.

6.
Special Security in Respect of Hydrocarbons or Minerals, or other property described in Section 426 of the Bank Act from Hecla Juneau Mining Company in favor of The Bank of Nova Scotia, dated on January 12, 2010.

7.
Special Security in Respect of Hydrocarbons or Minerals, or other property described in Section 426 of the Bank Act from Hecla Greens Creek Mining Company in favor of The Bank of Nova Scotia, dated on January 12, 2010.

8.
Special Security in Respect of Hydrocarbons or Minerals, or other property described in Section 426 of the Bank Act from Hecla Alaska LLC in favor of The Bank of Nova Scotia, dated on January 12, 2010.

9.
Special Security in Respect of Hydrocarbons or Minerals, or other property described in Section 426 of the Bank Act from Hecla Admiralty Company in favor of The Bank of Nova Scotia, dated on January 12, 2010.

10.	Canadian Security Agreement

Notice filings that evidence the security interests granted in the above documents, such as Personal Property Security Act filings in Canada and Uniform Commercial Code filings, will also be released or terminated.

Part 4

List of Security Documents to be Amended

1.
Third Amended and Restated Security Agreement, dated as of October 14, 2009, by and among the Hecla Alaska LLC, Hecla Greens Creek Mining Company (f/k/a Kennecott Greens Creek Mining Company), Hecla Juneau Mining Company (f/k/a Kennecott Juneau Mining Company), Hecla Admiralty Company and the Administrative Agent (the “Security Agreement”).

2.
Third Amended and Restated Pledge Agreement, dated as of October 14, 2009, by and among Hecla Mining Company, Hecla Alaska LLC, Hecla Greens Creek Mining Company (f/k/a Kennecott Greens Creek Mining Company), Hecla Juneau Mining Company (f/k/a Kennecott Juneau Mining Company), Hecla Admiralty Company, Burke Trading, Inc., Hecla Limited and the Administrative Agent (the “Pledge Agreement”).

Exhibit B - Page 1

Part 5

List of Security Documents that Will Remain in Full Force and Effect
(after giving effect to this Release of Collateral)

1.	Each document listed on Part 4 of this Schedule I

2.	Parent Guaranty, dated as of October 14, 2009, by Parent in favor of the Administrative Agent.

3.	Amended and Restated Subsidiary Guaranty, dated as of October 14, 2009, by Hecla Limited, Hecla Admiralty Company and Burke Trading, Inc. in favor of the Administrative Agent